UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 3, 2005

THE TIMBERLAND COMPANY

(Exact name of Registrant as Specified in Charter)

DELAWARE	1-9548	02-0312554
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

200 Domain Drive, Stratham, NH		03885
(Address of Principal Executive Offices)		(Zip Code)

(603) 772-9500

(Registrant’s telephone number, including area code)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 3, 2005, The Timberland Company (referred to as “Timberland”, “Company”, “we”, “our”, or “us”) announced in a press release that its Board of Directors approved a 2-for-1 stock split of its Class A and Class B Common Stock.  The additional shares will be distributed on May 2, 2005, to the shareholders of record on April 14, 2005.  In addition, the Company announced that its Board of Directors approved the retirement of 10 million Class A Treasury shares.

The Company also announced that, in connection with the stock split, its Board of Directors approved a 100% increase in the shares remaining under its previously announced stock repurchase program as of the April 14, 2005 record date.  The increase will be effective immediately after the May 2, 2005 distribution date.

A copy of our press release dated March 3, 2005 is attached hereto as Exhibit 99 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(c)                                  Exhibits.

A copy of the Company’s press release dated March 3, 2005 is attached hereto as Exhibit 99.

Exhibit Index

Exhibit Number	Description

99.1	Press Release of The Timberland Company dated March 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   THE TIMBERLAND COMPANY

Date:	March 3, 2005	By:	/s/ John Crimmins
		Name:	John Crimmins
		Title:	Vice President, Corporate Controller and Chief Accounting Officer